EXHIBIT 10.2

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is dated effective as of 3rd of February, 2014, by and between North American Oil & Gas Corp., a Nevada corporation (the “Corporation”) and ASPS Energy Investments Ltd (“ASPS”) (the “Investor”).

RECITAL

The Company entered into a loan with ASPS on September 7, 2012 for the principal sum of $50,000, with an interest rate of 3%. ASPS has elected to convert the loan plus interest to date ($52,153.49) to Two Hundred-thousand, Five Hundred-ninety (200,590) common shares based on the previous days close (Friday, January 31, 2014) of $0.26 per share.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows;

1. Issuance of Securities, Payment and Delivery.

a. Sale of Securities. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase and the Company agrees to sell and issue to the Investor Two Hundred-thousand, Five Hundred-ninety (200,590) shares of the Common Stock (“Shares”); based on a per share price equal to Twenty Six United States Cents (US $.26) (“Per Share Price”).

b. Purchase. The Investor agrees to convert the loan dated September 7, 2012 (“Closing”) along with accumulated interest for an aggregate loan price of Fifty Two-thousand, One Hundred-three Dollars and Ninety-four Cents (US $52,153,49) into the above referenced shares. Upon issuance of shares, the note shall be deemed paid in full and ASPS shall return to the Company marked paid in full.

2. Deliveries at Closing. At the Closing or thereafter as indicated:

a. The Corporation and the Investor will at the Closing deliver an executed counterpart of this Stock Purchase Agreement;

b. The Investor will provide the Corporation at the Closing with payment in immediately available funds of the aggregate amount of the Purchase Price;

c. The Corporation instruct its stock transfer agent to issue a share certificate evidencing the Shares in the name of the Investor;

d. The Corporation will deliver an officer's certificate providing that its representations and warranties contained in this Agreement are true and correct as of the Closing; and

e. The Investor will deliver a certificate providing that its representations and warranties contained in this Agreement are true and correct as of the Closing.

3. Corporation's Representations and Warranties. The Corporation hereby represents and warrants to the Investor that as of the Closing:

a. Corporate Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Corporation has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated under this Agreement.

b. Authorization. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation and the performance of all of the Corporation's obligations hereunder has been taken. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

c. No Breach. The issue and sale of the Shares by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms of the Corporation’s incorporating documents or any agreement or instrument to which the Corporation is a party. The consummation of the transactions or performance of the obligations contemplated by this Agreement will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, or other agreement or instrument to which the Corporation or any of its subsidiaries is or are a party or by which any of them is or are bound.

d. Pending or Threatened Claims. Neither the Corporation nor any of its subsidiaries is a party to any action, suit or proceeding which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened.

e. No Preemptive Rights. There are no preemptive rights of any shareholder of the Corporation with respect to the Shares.

4. Investor Representations and Warranties. The Investor represents and warrants to the Corporation that:

a. Account. The Investor is acquiring the Shares for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any of the Shares. The Investor understands that the Shares have not been registered under the Securities Act of 1933. as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

b. Access to Data. The Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information which the Investor has deemed necessary or appropriate for deciding whether or not to purchase the Securities, and has had an opportunity to receive, review and understand the disclosures and information regarding the Corporation's financial statements, capitalization and other business information as set forth in Corporation's filings with the Securities and Exchange Commission (the “SEC Filings”) which are all incorporated herein by reference, together with all exhibits referenced therein. Investor understands that any information obtained from the Corporation that has not been disclosed in the Corporation's SEC Filings is confidential and may not be disclosed to any third party or used by the Investor for purposes of trading in the Corporation's publicly traded stock until such information is publicly released by the Corporation. The Investor acknowledges that no other representations or warranties, oral or written, have been made by the Corporation or any agent thereof except as set forth in this Agreement.

c. No Fairness Determination. The Investor is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Shares.

d. Limited Public Market. The Investor is aware that there is currently a very limited “over-the-counter” public market for the Corporation's registered securities and that the Corporation (or its predecessor company) became a “reporting issuer” under the Securities Exchange Act of 1934, as amended, on March 17, 2011 and underwent a substantial transformation on or about November 16, 2012, which is detailed in the form 8-K filed with the Securities Exchange Commission on November 30, 2012. There is no guarantee that a more established public market will develop at any time in the future. The Investor understands that the Shares are all unregistered and may not presently be sold in even this limited public market. The Investor understands that the Shares cannot be readily sold or liquidated in case of an emergency or other financial need. The Investor has sufficient liquid assets available so that the purchase and holding of the Shares will not cause it undue financial difficulties. The Investor further acknowledges that the Corporation, nor any of its officers or directors, have given any opinion or recommendation as to the value of the Shares or the investment in the Corporation.

e. Authority. If Investor is a corporation, partnership, trust or estate: (i) the individual executing and delivering this Agreement on behalf of the Investor has been duly authorized and is duly qualified to execute and deliver this Agreement on behalf of Investor in connection with the purchase of the Shares and (ii) the signature of such individual is binding upon Investor.

f. Investment Experience. The Investor is an “accredited investor” as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term “Accredited Investor” under Regulation D refers to:

(i) Any bank as defined in section 3(a)(2) of the Securities Exchange Act of 1934 (“Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Act; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(v) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

   (A) Except as provided in subsection B of this section, for purposes of calculating net worth under this subsection (f)(v):

(I) The person's primary residence shall not be included as an asset;

(II) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(III) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(B) Subsection (f)(v)(A) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(I) Such right was held by the person on July 20, 2010;

(II) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(III) The person held securities of the same issuer, other than such right, on July 20, 2010.

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii) of the Code of Federal Regulations; and

(viii) Any entity in which all of the equity owners are accredited investors.

5. Lock-Up. The Investor acknowledges and agrees that the Shares shall be subject to certain restrictions on transfer following a registered public offering of the Corporation's securities. In connection with any registration of the Corporation's securities, the Investor agrees, upon the request of the Corporation and/or the underwriters managing such offering of the Corporation's securities, if applicable, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Corporation and, if applicable, such underwriters, as the case may be, for such period of time, not to exceed fourteen (14) days before and one hundred eighty (180) days, after the effective date of such registration as the Corporation or the underwriters may specify; provided, however, that all executive officers, directors and shareholders holding more than 1 % of the fully diluted capital stock of the Corporation enter into similar agreements. The Corporation and underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Corporation and such underwriter. The Corporation may also impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said one hundred eighty (180) day period.

6. Restrictive Legends. Each certificate evidencing the Shares which the Investor may acquire hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be imprinted with one or more legends substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

The Corporation shall be entitled to enter stop transfer notices on its transfer books with respect to the Securities.

7. Miscellaneous.

a. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or if emailed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be deemed to have been given when personally delivered or when deposited in the mail or telecopied in the manner set forth above and will be deemed to have been received when delivered.

(1) If to the Investor:

ASPS Energy Investments Ltd
56 E. Main St. Suite 202
Ventura, California 93001

(2) If to the Company

North American Oil and Gas Corp
Attn: President
56 E. Main Street, Suite 202
Ventura, California 93001

b. Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

c. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

d. Applicable Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile or .pdf format.

f. Title and Subtitles. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

g. Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

h. Waiver. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Corporation and the Investor. No waiver by any party hereto of any breach of this Agreement by any other party shall operate or be construed as a waiver of any other or subsequent breach. No waiver by any party hereto of any breach of this Agreement by any other party hereto shall be effective unless it is in writing and signed by the party claimed to have waived such breach.

i. Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by the Corporation to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach.

j. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith to achieve the closest comparable terms as is possible. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

k. Venue. Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of Ventura, State of California.

l. Entire Agreement. This Agreement and other documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements regarding the subject matter hereof existing between the parties hereto are expressly canceled.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

NORTH AMERICAN OIL & GAS CORP.		ASPS Energy Investments, Ltc.

By:		By:
	Name: Linda Gassaway Title: Chief Financial Officer		Name: Robert Rosenthal Title: Member